Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc.		President and
Monday, August 8, 2016		Chief Financial Officer
(415) 384-3584

Kristin Brown
Investor Relations
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND
FOR THE THIRD QUARTER OF 2016

MILL VALLEY, CA – Monday, August 8, 2016 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a third quarter regular dividend of $0.28 per share. The third quarter 2016 dividend is payable on September 30, 2016 to stockholders of record on September 15, 2016.
"The payment of regular dividends remains a priority for Redwood. Our third quarter dividend will mark our 69th consecutive quarterly dividend,” said Marty Hughes, Redwood's Chief Executive Officer.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.